Ex-99.a.1.vi

IMPORTANT TAX INFORMATION

Under the Federal income tax law, you are subject to certain penalties as well as withholding of tax at the applicable rate if you have not provided us with your correct social security number or other taxpayer identification number. Please read this notice carefully.

You (as a payee) are required by law to provide us (as payer) with your correct taxpayer identification number. If you are an individual, your taxpayer identification number is your social security number. Otherwise, your taxpayer identification number is the employer identification number issued by the IRS. If you have not provided us with your correct taxpayer identification number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, interest, dividends, and other payments that we make to you may be subject to backup withholding.

If backup withholding applies, a payor is required to withhold at the IRS mandated applicable rate from interest, dividends and other payments made to you. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Enclosed is a reply envelope in which you must return the enclosed Form of Election, Rights Form and/or Letter of Transmittal ("Form"),including the completed Substitute Form W-9 in the appropriate box on the reverse side of the Form, in order to furnish us your correct name and taxpayer identification number. Please read ALL the instructions carefully, sign and date in the appropriate box on the Form and return to us.

INSTRUCTIONS FOR THE REQUESTER OF SUBSTITUTE FORM W-9 (REV. AUG. 2013) REQUEST FOR
TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

What's New

Foreign Account Tax Compliance Act (FATCA). FATCA requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Form W-9 and the Instructions for the Requester of Form W-9 have been revised to expand the Exemptions box on the front of the form to include entry for the Exempt payee code (if any) and Exemption from FATCA Reporting Code (if any). The references for the appropriate codes are in the Exemptions section of Form W-9, and in the Payees Exempt from Backup Withholding and Payees and Account Holders Exempt From FATCA Reporting sections of these instructions.

The Certification section in Part II of Form W-9 has been expanded to include certification of an exemption from FATCA reporting.

Payment card and third party network transactions. References to payments made in settlement of payment card and third party network transactions have been added to the Purpose of Form section of Form W-9. For more information, see the Instructions for Form 1099-K, Payment Card and Third Party Network Transactions on IRS.gov. Also, visit www.irs.gov/1099k.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9 and its instructions, at www.irs.gov/w9. Information about any future developments affecting Form W-9 and its instructions (such as legislation enacted after we release them) will be posted on that page.

Reminders
-The backup withholding rate is 28% for reportable payments.
-The IRS website offers TIN Matching e-services for certain payers to validate name and TIN combinations. See Taxpayer Identification Number (TIN) Matching on page 4.

How Do I Know When To Use Form W-9?
Use Form W-9 to request the taxpayer identification number (TIN) of a U.S. person (including a resident alien) and to request certain certifications and claims for exemption. (See Purpose of Form on Form W-9.) Withholding agents may require signed Forms W-9 from U.S. exempt recipients to overcome a presumption of foreign status. For federal purposes, a U.S. person includes but is not limited to:
-An individual who is a U.S. citizen or U.S. resident alien,
-A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
-Any estate (other than a foreign estate), or
-A domestic trust (as defined in Regulations section 301.7701-7).

A partnership may require a signed Form W-9 from its U.S. partners to overcome a presumption of foreign status and to avoid withholding on the partner's allocable share of the partnership's effectively connected income. For more information, see Regulations section 1.1446-1.

Advise foreign persons to use the appropriate Form W-8 or Form 8233, Exemption From Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, for more information and a list of the W-8 forms.

Also, a nonresident alien individual may, under certain circumstances, claim treaty benefits on scholarships and fellowship grant income. See Pub. 515 or Pub. 519, U.S. Tax Guide for Aliens, for more information.

Electronic Submission of Forms W-9
Requesters may establish a system for payees and payees' agents to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester.

Payee's agent. A payee's agent can be an investment advisor (corporation, partnership, or individual) or an introducing broker. An investment advisor must be registered with the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940. The introducing broker is a broker-dealer that is regulated by the SEC and the National Association of Securities Dealers, Inc., and that is not a payer. Except for a broker who acts as a payee's agent for “readily tradable instruments,” the advisor or broker must show in writing to the payer that the payee authorized the advisor or broker to transmit the Form W-9 to the payer.

Electronic system. Generally, the electronic system must:
-Ensure the information received is the information sent, and document all occasions of user access that result in the submission;
-Make reasonably certain that the person accessing the system and submitting the form is the person identified on Form W-9, the investment advisor, or the introducing broker;
-Provide the same information as the paper Form W-9;
-Be able to supply a hard copy of the electronic Form W-9 if the Internal Revenue Service requests it; and
-Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission. The electronic signature must be under penalties of perjury and the perjury statement must contain the language of the paper Form W-9.

TIP: For Forms W-9 that are not required to be signed, the electronic system need not provide for an electronic signature or a perjury statement.
For more details, see the following.
-Announcement 98-27, which is on page 30 of Internal Revenue Bulletin 1998-15 at www.irs.gov/pub/irs-irbs/ irb98-15.pdf.
-Announcement 2001-91, which is on page 221 of Internal Revenue Bulletin 2001-36 at www.irs.gov/pub/irs-irbs/ irb01-36.pdf.

Individual Taxpayer Identification Number (ITIN)
Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee's (or other person's) correct name and TIN. For individuals, the TIN is generally a social security number (SSN).

However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

Substitute Form W-9
You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the official IRS Form W-9 and it satisfies certain certification requirements.

You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards. However, the certifications on the substitute Form W-9 must clearly state (as shown on the official Form W-9) that under penalties of perjury: 1) The payee's TIN is correct, 2) The payee is not subject to backup withholding due to failure to report interest and dividend income, 3) The payee is a U.S. person, and 4) The payee is exempt from FATCA reporting.

You may not: 1) Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications, or 2) Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly stated.

If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented to stand out in the same manner as described above and must appear immediately above the single signature line:

“The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.”

If you use a substitute form, you are required to provide the Form W-9 instructions to the payee only if he or she requests them. However, if the IRS has notified the payee that backup withholding applies, then you must instruct the payee to strike out the language in the certification that relates to underreporting. This instruction can be given orally or in writing. See item 2 of the Certification on Form W-9. You can replace “defined below” with “defined in the instructions” in item 3 of the Certification on Form W-9 when the instructions will not be provided to the payee except upon request. For more information, see Rev. Proc. 83-89,1983-2 C.B. 613; amplified by Rev. Proc. 96-26, which is on page 22 of Internal Revenue Bulletin 1996-8 at www.irs.gov/pub/irs-irbs/irb96-08.pdf.

TIN Applied for
For interest and dividend payments and certain payments with respect to readily tradable instruments, the payee may return a properly completed, signed Form W-9 to you with “Applied For” written in Part I. This is an “awaiting-TIN” certificate. The payee has 60 calendar days, from the date you receive this certificate, to provide a TIN. If you do not receive the payee's TIN at that time, you must begin backup withholding on payments.

Reserve rule. You must backup withhold on any reportable payments made during the 60-day period if a payee withdraws more than $500 at one time, unless the payee reserves an amount equal to the current year's backup withholding rate on all reportable payments made to the account.

Alternative rule. You may also elect to backup withhold during this 60-day period, after a 7-day grace period, under one of the two alternative rules discussed below.

Option 1. Backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

Option 2. Backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals, beginning no later than 7 business days after you receive the awaiting-TIN certificate.

CAUTION: The 60-day exemption from backup withholding does not apply to any payment other than interest, dividends, and certain payments relating to readily tradable instruments. Any other reportable payment, such as nonemployee compensation, is subject to backup withholding immediately, even if the payee has applied for and is awaiting a TIN.

Even if the payee gives you an awaiting-TIN certificate, you must backup withhold on reportable interest and dividend payments if the payee does not certify, under penalties of perjury, that the payee is not subject to backup withholding.

If you do not collect backup withholding from affected payees as required, you may become liable for any uncollected amount.
Payees Exempt From Backup Withholding
Even if the payee does not provide a TIN in the manner required, you are generally not required to backup withhold on any payments you make if the payee is:
1) An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);
2) The United States or any of its agencies or instrumentalities;
3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies, or instrumentalities;
4) A foreign government or any of its political subdivisions, agencies, or instrumentalities; or
5) A corporation;
6) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;
7) A futures commission merchant registered with the Commodity Futures Trading Commission;
8) A real estate investment trust;
9) An entity registered at all times during the tax year under the Investment Company Act of 1940;
10) A common trust fund operated by a bank undersection 584(a);
11) A financial institution;
12) A middleman known in the investment community as a nominee or custodian; or
13) A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding as indicated for items 1 through 13 above.

Interest and dividend payments. All listed payees are exempt except the payee in item 7.

Broker transactions. All payees listed in items 1 through 4 and 6 through 11 are exempt. Also, C corporations are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt.

Barter exchange transactions and patronage dividends. Only payees listed in items 1 through 4 are exempt.

Payments reportable under sections 6041 and 6041A. Payees listed in items 1 through 5 are generally exempt.
However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.
-Medical and health care payments.
-Attorneys' fees.
-Gross proceeds paid to an attorney.
-Payments for services paid by a federal executive agency. (See Rev. Rul. 2003-66, which is on page 1115 of Intenal Revenue Bulletin 2003-26 at www.irs.gov/pub/irs-irbs/irb03-26.pdf.)

Payments made in settlement of payment card or third party network transactions. Only payees listed in items 1 through 4 are exempt.

Payments Exempt From Backup Withholding
Payments that are not subject to information reporting also are not subject to backup withholding. For details see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, 6050N, and 6050W and their regulations. The following payments are generally exempt from backup withholding.

Dividends and patronage dividends
-Payments to nonresident aliens subject to withholding under section 1441.
-Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.
-Payments of patronage dividends not paid in money.
-Payments made by certain foreign organizations.
-Section 404(k) distributions made by an ESOP.

Interest payments
-Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.
-Payments described in section 6049(b)(5) to nonresident aliens.
-Payments on tax-free covenant bonds under section 1451.
-Payments made by certain foreign organizations.
-Mortgage or student loan interest paid to you.

Other types of payment
-Wages.
-Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, an owner-employee plan, or other deferred compensation plan.
-Distributions from a medical or health savings account and long-term care benefits.
-Certain surrenders of life insurance contracts.
-Distribution from qualified tuition programs or Coverdell ESAs.
-Gambling winnings if regular gambling winnings withholding is required under section 3402(q). However, if regular gambling winnings withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.
-Real estate transactions reportable under section 6045(e).
-Cancelled debts reportable under section 6050P.
-Fish purchases for cash reportable under section 6050R.

Payees and Account Holders Exempt From FATCA Reporting

Reporting under chapter 4 (FATCA) with respect to U.S. persons generally applies only to foreign financial institutions (FFI) (including a branch of a U.S. financial institution that is treated as an FFI under an applicable intergovernmental agreement (IGA)). Thus, for example, a U.S. financial institution maintaining an account in the United States does not need to collect an exemption code for FATCA reporting. For details on the FATCA reporting requirements, including specific information regarding which financial institutions are required to report, see sections 1471 to 1474 and related regulations. See Regulations section 1.1471-3(d)(2) for when an FFI may rely on documentary evidence to treat a U.S. person as other than a specified U.S. person and see Regulations section 1.1471-3(f)(3) for when an FFI may presume a U.S. person as other than a specified U.S. person.
1) An organization exempt from tax under section 501(a), or any individual retirement plan as defined in section 7701(a)(37);
2) The United States or any of its agencies or instrumentalities;
3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies, or instrumentalities;
4) A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg, section 1.1472-1(c)(1)(i);
5) A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i);
6) A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any State;
7) A real estate investment trust;
8) A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940;
9) A common trust fund as defined in section 584(a);
10) A bank as defined in section 581;
11) A broker; or
12) A trust exempt from tax under section 664 or described in section 4947.
13) A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Joint Foreign Payees
If the first payee listed on an account gives you a Form W-8 or a similar statement signed under penalties of perjury, backup withholding applies unless: 1) Every joint payee provides the statement regarding foreign status, or 2) Any one of the joint payees who has not established foreign status gives you a TIN.

If any one of the joint payees who has not established foreign status gives you a TIN, use that number for purposes of backup withholding and information reporting.

For more information on foreign payees, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Names and TINs To Use for Information Reporting
Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line of the information return only the name of the payee whose TIN is shown on Form W-9. You may show the names of any other individual payees in the area below the first name line on the information return.

TIP: For more information on the names and TINs to use for information reporting, see section J of the General Instructions for Certain Information Returns.

Notices From the IRS
The IRS will send you a notice if the payee's name and TIN on the information return you filed do not match the IRS's records. (See Taxpayer Identification Number (TIN) Matching.) You may have to send a “B” notice to the payee to solicit another TIN. Pub. 1281, Backup Withholding for Missing and Incorrect Name/TIN(s), contains copies of the two types of “B” notices.

Taxpayer Identification Number (TIN) Matching
TIN Matching allows a payer or authorized agent who is required to file Forms 1099-B, DIV, INT, K, MISC, OID, and/or PATR to match TIN and name combinations with IRS records before submitting the forms to the IRS. TIN Matching is one of the e-services products that is offered and is accessible through the IRS website. Go to IRS.gov and enter e-services in the search box. It is anticipated that payers who validate the TIN and name combinations before filing information returns will receive fewer backup withholding (CP2100) notices and penalty notices.

Additional Information
For more information on backup withholding, see Pub. 1281.